Exhibit 15.1

February 4, 2021

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated April 30, 2020, July 29, 2020, and October 29, 2020 on our reviews of interim financial information of Janus Henderson Group plc, which are included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Denver, Colorado